Exhibit 21

Name of organization*	Address	Jurisdiction of Incorporation	Doing Business As**
UNITED STATES

Jetrion LLC	1260 James L. Hart Parkway Ypsilanti, MI 48197	Michigan

Prism USA Holdings, Inc.	230 Corporate Park Pembroke, MA 02359	Delaware

FOREIGN

Electronics for Imaging Australia Pty Ltd	Level 21, 201 Miller Street North Sydney, NSW 2060 Australia	Australia

DataCreation Pty Ltd	Suite 6, 600 Military Road NSW 2068 Australia	Australia

Lithotechnics Pty Ltd Outback Software Pty Ltd.	P.O. Box 1055 Lutwyche, QLD 4030 Australia	Australia	Metrix Software Metrix Software

Prism Software Australia Pty Ltd Prism Software Australia 2003 Pty Ltd	G, 102 Adelaide Street Brisbane, QLD 4000 Australia	Australia

EFI Belgium BVBA	Brixtonlaan 9 in 1930 B-1930 Zaventem, Belgium	Belgium

Metrics Sistemas de Informação e Serviços Comércio Ltda.	Rua Cincinato Braga No. 340 Conjuntos 141 e 152 Bela Vista, SP Brazil	Brazil

EFI (Canada), Inc.	c/o Blake, Cassels & Graydon LLP 199 Bay Street Suite 4000 Toronto, Ontario Canada M5L 1A9	Canada

EFI Holdings Limited Electronics for Imaging, International	190 Elgin Avenue Georgetown, Grand Cayman KY1-9005 Cayman Islands	Cayman Islands

EFI Cretaprint	Room A101, 102, A107 68 West Jihua Road (Crossing of West Jihua Road and Zidong Road) Chancheng District Foshan City Guangdong Province, China	China

Name of organization*	Address	Jurisdiction of Incorporation	Doing Business As**

Electronics for Imaging (France) SARL	23 rue du Roule 75001 Paris France	France	EPLI

Rhapso S.A.	3 Avenue du Canada—Immeuble Aphla Parc Technopolis—91940 Les Ulis	France

alphagraph team GmbH	Im Teelbruch 130 45219 Essen Germany	Germany

Electronics for Imaging GmbH	Kaiserswertherstr Strasse 115 D-40880 Ratingen Duesseldorf, Germany	Germany	Best GmbH

DirectSmile GmbH C-Lab Software UG	Alt-Moabit 60, 10555 Berlin, Germany	Germany

DirectSmile Development UG	Alt-Moabit 59, 10555 Berlin, Germany	Germany

Neugebauer Rhapso GmbH	Passauer Straße 30 90480 Nürnberg	Germany

EFI Hungary Trading Trading LLC	H-1136 Budapest, Hungary Tatra u. 12/B	Hungary

Electronics for Imaging India Private Limited	Kalyani Platina, 4th Floor Block 1, No 24 EPIP Zone Phase II Whitefield, Bangalore India 560 066	India

EFI Ireland Imaging Solutions Investment Company Limited	53 Merrion Square Dublin 2 Ireland	Ireland

Online Print Marketing LTD	1 Haddington Road Suite 02-04,Floor 1 Victoria Buildings Dubllin 4 Ireland	Ireland

Electronics for Imaging Israel (2007) Ltd	5b Hanagar Street Hod Hasharon 45240, Israel	Israel

Electronics for Imaging Italia S.r.l	Piazza Filippo Meda 3 20121 Milano Italy	Italy

EFI K.K. Electronics for Imaging Japan YK	TOC Ohsaki Building 15 Fl. 1-6-1 Osaki-Shinagawa-ku Tokyo 141-0032 Japan	Japan	Electronics for Imaging K.K.

Name of organization*	Address	Jurisdiction of Incorporation	Doing Business As**

Electronics FOR Imaging Korea Co., Ltd.	Kyoho Tower B 13 Fl., 1303-22 Seocho-dong Seocho-gu Seoul 137-920 Korea	Korea

Electronics for Imaging (Luxembourg) S.à r.l.	9, Parc d’Activite Syrdall, L5365 Munsbach Luxembourg	Luxembourg

Cretaprint Mexico, S. de R.L., de C.V.	Avda. Fundidora, 501 – 34 Obrera, Monterrey, Nuevo León 64010 México	Mexico

EFI Sales Mexico, S.A. de C.V.	Florencia No. 57, Floor 6-616 Juarez, Liverpool and Londres Cuauhtemoc, C.P. 06600 Federal District, Mexico	Mexico

Electronics for Imaging B.V.	201-207 Boeing Avenue 1119 PD Schiphol-Rijk The Netherlands	The Netherlands

Mart BV	Eschpark 5-7, 7131 TG Lichtenvoorde, The Netherlands	The Netherlands

EFI New Zealand Limited Prism Group Holdings Limited	Unit 3b, Ground Floor 125 The Strand Parnell Auckland, New Zealand	New Zealand

Electronics for Imaging Pte Ltd	50 Raffles Place #32-01 Singapore Land Tower Singapore 048623	Singapore

EFI-Cretaprint Development, S.L. EFI Cretaprint, S.L.	Poligono Industrial Ramonet Carretera Nacional 340, KM 970 Almazora, Castellón (Spain)	Spain

Electronics for Imaging Sweden AB	Frösundaviks allé 15, 4 tr 171 53 Solna Stockholms lan Solna kommun Sweden	Sweden

Electronics for Imaging Holding GmbH	c/o Kunzi Treuhand Controlling and Consulting Industriestrasse 33 CH - 6300 Zug Switzerland	Switzerland

Name of organization*	Address	Jurisdiction of Incorporation	Doing Business As**

Electronics for Imaging United Kingdom Limited Golflane Limited Radius Solutions Limited	Manor Farm High Street Dronfield DerbyshireS18 1PY United Kingdom	United Kingdom

Prism Group Holdings Limited	Midland House 2nd Floor North Station Road Colchester Essex C01 1RB United Kingdom	United Kingdom

*	All of the listed subsidiaries are 100% wholly-owned subsidiaries of EFI.
**	“Doing Business As” names above have been listed only where they differ from the name of the subsidiary